Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of the following reports and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement:

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Our report dated February 28, 2013, relating to the consolidated and combined financial statements and financial statement schedules of Excel Trust, Inc., and the effectiveness of Excel Trust Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Excel Trust, Inc. for the year ended December 31, 2012,

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Our report dated May 28, 2013, relating to the consolidated and combined financial statements and financial statement schedules of Excel Trust, L.P., appearing in the General Form for Registration of Securities on Form 10 of Excel Trust, L.P. filed with the U.S. Securities and Exchange Commission on May 29, 2013.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA

June 21, 2013